Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

In connection with the quarterly report of China Media Networks International, Inc. (the “Company”) on Form 10-QSB for the three months ended April 1, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Brian Lesperance, President and Treasurer (principal executive officer and principal accounting and finance officer) of China Media Networks International, Inc. certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2006

/s/ Brian Lesperance
Brian Lesperance
President and Treasurer
(principal executive officer and principal accounting and finance officer)